EXHIBIT 99.3

Employee Frequently Asked Questions About Going Private Transaction

1.	What are the terms of the agreement and when will the transaction be completed?
Upon completion of the transaction, the Gold/Schiffer family, Ares Management and Canada Pension Plan Investment Board (CPPIB) would own 100% of the shares of 99¢ Only Stores.  Each shareholder would receive $22.00 in cash per share (other than the Gold/Schiffer family’s shares that are being “rolled over” in the transaction).  The transaction is subject to the approval of a majority of the outstanding shares of 99¢ Only Stores’ and customary closing conditions.  A special committee of independent directors of our Board of Directors, which had independent financial and legal advisors, recommended that our Board approve this transaction, and our Board has done so.   The Gold/Schiffer family has entered into a voting agreement in support of the transaction.  The transaction is expected to close during the first quarter of calendar year 2012.

2.	Who is Ares Management?
Ares Management LLC is a Los Angeles-based global alternative asset manager with approximately $43 billion of committed capital under management. The firm’s investment activities are managed by dedicated teams in its Private Equity, Private Debt and Capital Markets investment platforms. The Ares Private Equity Group pursues majority or shared-control investments, principally in middle market companies with strong business franchises and in situations where its capital can serve as a catalyst for growth. Investments include Aspen Dental, Floor and Decor Outlets of America, General Nutrition Centers, Maidenform Brands, Samsonite, and Serta & Simmons Bedding Company.

3.	Who is Canada Pension Plan Investment Board?
Canada Pension Plan Investment Board (CPPIB), headquartered in Toronto, is a professional investment management organization that invests the funds of the Canada Pension Plan on behalf of 17 million Canadian contributors and beneficiaries. CPPIB invests in public equities, private equities, real estate and other securities. CPPIB is governed and managed independently of the Canada Pension Plan and at arm's length from governments. CPPIB is also an investor in Ares Management.

4.	What is a private equity firm?
A private equity firm raises money from pension funds like the CPPIB, foundations, and some high net worth individuals. It uses that money to invest in companies like ours to help grow the business.

5.	Will we continue to be a public company?
If a transaction is completed, the Company would be owned by members of the Gold/Schiffer family, Ares Management, and CPPIB. The Company will no longer be a publicly traded company and we will remove our listing from the New York Stock Exchange.

6.	What does this mean to me?
We do not anticipate any change to the Company’s management, and the Gold/Schiffer family will retain significant ownership in the Company. Eric Schiffer (CEO), Jeff Gold (President/COO) and Howard Gold (EVP) will continue in their current management positions. Our plan would be to continue to deliver extreme value to our customers and to grow our business. In other words, business as usual!  Your efforts are important to allow us to do so.

7.	Will this impact my salary, benefits and equity awards?
We do not anticipate any change to salaries or benefits resulting from this transaction. Since we will no longer be publicly traded, all of the Company’s outstanding stock options and performance stock units (“PSUs”) will be cancelled upon the closing of the transaction.  For each stock option, holders will have the right to receive the amount (if any) by which $22 exceeds the exercise price of each option they own, in cash. Each PSU will be cancelled and instead holders will have the right to receive an amount in cash equal to $22 per share times the number of unforfeited shares of Company common stock that were subject to their PSUs.

8.	What will happen to current management?
We expect that the same management team will continue to run the Company.

9.	What should we do while the transaction is pending?
The announcement of the transaction should have no impact on the day-to-day operations of the business.  Everyone should continue to do what they have always done for the Company -- stay focused on executing our business plan, delivering extreme value to our customers and living our core values. In other words, business as usual!

10.	What should we tell our vendors and customers?
Please direct any questions on the transaction to the investor relations link under “SEC Filings” at (www.99only.com), where we will post any publicly available information relating to the proposed transaction.  You should otherwise not comment on the proposed transaction unless instructed otherwise.

11.	What should I do if contacted by the media?
Please direct media inquiries to Ana Gamez at (323) 881-1247.

Cautionary Statement Regarding Forward-Looking Statements

Statements that describe the objectives, expectations, plans or goals of the Company and the other parties to the transaction (including, without limitation, their expectations with respect to the closing of the transaction and related timing) are forward-looking statements. Forward looking-statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.  There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain shareholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the Merger; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

               We caution against placing undue reliance on forward-looking statements, which reflect our current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from our forward-looking statements may appear in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2011 and the Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2011, which are available at www.sec.gov, and which you are advised to consult.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC.  THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC's free internet site.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on July 27, 2011 with respect to the 2011 Annual Meeting of Shareholders of the Company.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.